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                        AMERICAN INDUSTRIAL PROPERTIES
                                     REIT

                                                                     May 3, 1994

Dear Fellow Shareholder:

      Last year, we embarked upon a plan -- to maximize shareholder value by allowing the Trust to participate in the growth taking place in the real estate investment trust industry. To achieve this goal, we had to accomplish the following:

      - become a perpetual, non-liquidating REIT

      - proceed with the recapitalization of the Trust

                        VOTE NOW FOR CONTINUED PROGRESS!

      Last October, by an overwhelming 81% vote, you and your fellow shareholders set in motion the Trust's plan by deciding not to proceed with the liquidation of the Trust.

      We then moved to the next phase of the plan -- by pursuing the ultimate recapitalization of the Trust. We feel our financing agreement with Kidder Peabody Mortgage Capital Corporation is an important step toward this recapitalization. We also feel that the merger is necessary to achieve our goal of maximizing shareholder value through a successful recapitalization. Why?

      - We believe the Trust is better served to be organized in Maryland -- which is consistent with the large majority of recently formed REITs.

      - The Trust needs more authorized shares in order to compete in the future for equity capital.

      - The reverse share split should increase the Trust's trading price per share -- which is needed to attract capital from investors who cannot invest in low value stocks.

                 DON'T VOTE FOR KOETHER'S AGENDA OF LIQUIDATION

      In previous letters, we have described Paul Koether's history of greenmail activities. We have also emphasized that Koether always appears to have his own agenda -- in this case "liquidation" of the Trust or "auction" to the highest bidder.
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               VOTE ON THE WHITE PROXY CARD FOR THE TRUST'S PLAN

      Our program has been carefully designed to allow the Trust and its shareholders to participate in the growth of the real estate investment trust industry in coming years and to maximize the value of your investment. We urge you to reject Koether's agenda and support your Trust's future by voting FOR the proposed merger.

      Please vote only on the WHITE PROXY CARD.

                                          On behalf of your Trust Managers,


                                     /s/  CHARLES W. WOLCOTT
                                          Charles W. Wolcott
                                          President and CEO

                                   IMPORTANT

1. Be sure to vote only in the WHITE PROXY CARD. WE URGE YOU NOT TO SIGN ANY BLUE PROXY CARDS YOU RECEIVE FROM AMERICAN HOLDINGS OR ITS ASSOCIATES.

2. If your shares are held in "street name," only your broker or banker can vote your shares and only upon receipt of your specific instructions. Please return the WHITE PROXY CARD in the envelope provided or contact the person responsible for your account and instruct that individual to vote a WHITE PROXY CARD on your behalf today.

3. If you have executed American Holdings' blue proxy card, you have every right to change your vote by signing, dating and returning the enclosed WHITE PROXY CARD. Any proxy may be revoked by a later-dated proxy. Only your latest-dated proxy will count at the Special Meeting of Shareholders.

4. If you have any questions or need assistance in voting your shares, please feel free to contact me, Charles Wolcott, at our toll-free number, 1-800-550-6053, or contact D.F. King & Co. Inc. at 1-800-669-5550.
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                      AMERICAN INDUSTRIAL PROPERTIES REIT

           THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST MANAGERS OF
                      AMERICAN INDUSTRIAL PROPERTIES REIT
                         SPECIAL MEETING MAY 10, 1994


     The undersigned hereby appoints W. H. Bricker and Charles W. Wolcott, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote all of the undersigned's Shares of Beneficial Interest in the Trust, held of record on March 4, 1994, at the Special Meeting of Shareholders to be held on May 10, 1994 or at any postponements or adjournments thereof, on the proposals below, as directed.


      (1) THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE MERGER THEREUNDER OF AMERICAN INDUSTRIAL PROPERTIES REIT (THE "TRUST") WITH AND INTO A MARYLAND CORPORATION WHICH IS A WHOLLY-OWNED SUBSIDIARY OF THE TRUST.

      / / FOR:                 / /  AGAINST:                / /  ABSTAIN:

      (2) IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

      / / FOR:                / /   AGAINST:                / /  ABSTAIN:

     This Proxy, when properly executed, will be voted in the manner described above. If no direction is made, this Proxy will be voted FOR the first proposal and at the discretion of the Proxies with respect to the second proposal. Please sign exactly as your name appears on your Share certificate. When Shares are held in more than one name, all parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.



                                          _________________________     ______
                                          Signature of Shareholder      Date



                                          _________________________     ______
                                          Signature if Shares held      Date
                                          in more than one name

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.